UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 22, 2008

MARSHALL & ILSLEY CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-33488	20-8995389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 North Water Street Milwaukee, Wisconsin	53202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (414) 765-7801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2008 Annual Meeting of Shareholders of Marshall & Ilsley Corporation (the “Corporation”) held on April 22, 2008, the Corporation’s shareholders approved the Marshall & Ilsley Corporation Amended and Restated 1994 Long-Term Incentive Plan for Executives (the “LTIP”).  The principal changes effected by the amendments to the LTIP included:  (1) increasing the number of units available for issuance under the LTIP by 1,000,000; (2) increasing the number of units that may be issued to any one individual during the term of the LTIP by 200,000; (3) setting an upper limit on cash payments attributable to units awarded under the LTIP of 300% of the value of the units at the end of the award period; and (4) revising the LTIP to provide that if all or any portion of a participant’s award is not deductible by the Corporation for federal income tax purposes because of limitations contained in Section 162(m) of the Internal Revenue Code of 1986, as amended, the nondeductible portion will be automatically deferred to the Corporation’s Executive Deferred Compensation Plan.

The text of the LTIP, as amended, was attached as Appendix B to the Proxy Statement on Schedule 14A filed on March 11, 2008 in connection with the Corporation’s 2008 Annual Meeting of Shareholders, and is incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits.

Exhibit No.	Description

10.1

Marshall & Ilsley Corporation Amended and Restated 1994 Long-Term Incentive Plan for Executives, incorporated by reference to Appendix B to the Proxy Statement on Schedule 14A filed on March 11, 2008 in connection with the Corporation’s 2008 Annual Meeting of Shareholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 25, 2008	MARSHALL & ILSLEY CORPORATION

By:/s/ Randall J. Erickson
Randall J. Erickson Senior Vice President, Chief Administrative Officer and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1

Marshall & Ilsley Corporation Amended and Restated 1994 Long-Term Incentive Plan for Executives, incorporated by reference to Appendix B to the Proxy Statement on Schedule 14A filed on March 11, 2008 in connection with the Corporation’s 2008 Annual Meeting of Shareholders